UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2021

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2021, CytoSorbents Corporation (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (the “Agent”), pursuant to which the Company may sell, from time to time, at its option, shares of the Company’s common stock, $0.001 par value per share (the “Shares”), through the Agent, as the Company’s sole sales agent. Any Shares to be offered and sold under the Sale Agreement will be issued and sold pursuant to the Company’s previously filed and currently effective registration statement on Form S-3 (File No. 333-257910) (the “Registration Statement”) by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, in block transactions or if consented to by the Company, in negotiated transactions.

Subject to the terms of the Sale Agreement, the Agent will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sale Agreement. The Company will pay the Agent a commission equal to 3.0% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide the Agent with customary indemnification rights. The offering of the Shares will terminate upon the termination of the Sale Agreement by the parties thereto.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Morgan, Lewis & Bockius LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Registration Statement, which previously was filed with the Securities and Exchange Commission (“SEC”) on July 14, 2021, amended on July 20, 2021, and declared effective by the SEC on July 27, 2021. A prospectus supplement related to the offering of up to $25,000,000 of Shares has been filed with the SEC on December 30, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company ended the third quarter of 2021 with a cash balance of approximately $61.0 million and no debt.  The Company has entered into the Sale Agreement as a matter of good corporate governance to provide greater flexibility with respect to its general long-term financing strategy and, as of the filing of this Current Report on Form 8-K, does not intend to immediately sell Shares under the Sale Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause actual results to differ from projected results. The words “anticipate,” “future,” “goal,” “intend,” “project,” “seek,” “strategy,” “likely,” “may,” “should,” “will,” “believe,” “estimate,” “expect,” “plan,” and similar expressions and references to future periods, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. The Company cannot give any assurance that its expectations will be realized.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated December 30, 2021, by and between CytoSorbents Corporation and Jefferies LLC
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2021	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer